UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 13, 2017

Proto Labs, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	001-35435	41-1939628
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5540 Pioneer Creek Drive Maple Plain, Minnesota	55359
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(763) 479-3680

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 9, 2017, the Board of Directors (the “Board”) of Proto Labs, Inc. (the “Company”) approved an award (the “Award”) of performance stock units (“PSUs”) under the terms of the Company’s 2012 Long-Term Incentive Plan, as amended (the “Plan”), to Victoria M. Holt, the Company’s President and Chief Executive Officer, effective as of February 13, 2017. Under the terms of the Plan and a form of Performance Stock Unit Agreement (the “PSU Agreement”) approved by the Board, an award of PSUs is expressed in terms of a target number of PSUs, with anywhere between 0% and 150% of that target number capable of being earned and vesting at the end of a three-year performance period depending on the Company’s performance in the final year of the performance period and the award recipient’s continued employment. The target number of PSUs granted pursuant to the Award is 25,707 and the performance period applicable to the Award is January 1, 2017 to December 31, 2019.

The Award is subject to the terms and conditions set forth in the PSU Agreement, a copy of which is filed as Exhibit 10.1 hereto, and the terms of which are incorporated by reference herein.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits

10.1	Form of Performance Stock Unit Agreement under 2012 Long-Term Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Proto Labs, Inc.

Date:	February 17, 2017	By:	/s/ John A. Way
John A. Way
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Performance Stock Unit Agreement under 2012 Long-Term Incentive Plan.

4